EXHIBITS
Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

Mera Pharmaceuticals, Inc.

 I hereby consent to the use in this registration statement on Form SB-2 of my reports dated October 31, 2002 and October 30, 2001 relating to the financial statements of Mera Pharmaceuticals, Inc. (f/k/a Aquasearch, Inc.) and to the reference to Buttke, Bersch & Wanzek, PC, under the caption "Experts" in the Prospectus.

/s/David Wanzek
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Buttke, Bersch & Wanzek, PC
Certified Public Accountants


July 29, 2003
Lake Havasu City, Arizona